                                             FILED PURSUANT TO RULE 424(B)(3)
                                             REGISTRATION NO. 33-65293



           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 8, 1996
                                  $742,000,000

                                   XTRA, INC.
                           SERIES C MEDIUM-TERM NOTES
                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE
    GUARANTEED AS TO PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST BY
                              XTRA CORPORATION AND
                              XTRA MISSOURI, INC.
                            ------------------------

     XTRA, Inc. may offer from time to time up to $742,000,000 aggregate principal amount of its Series C Medium-Term Notes due from nine months to 30 years from date of issue, and with such rates of interest (which may be fixed or variable), as agreed to by XTRA, Inc., XTRA Corporation and the purchasers thereof. Such aggregate principal amount is subject to reduction as a result of the sale by XTRA Corporation of common or preferred stock or by XTRA, Inc. of certain other Debt Securities guaranteed by XTRA Corporation and XTRA Missouri, Inc. The specific interest rates or interest rate formulas, maturities and redemption, sinking fund or amortization provisions, if any, of Notes sold will be set forth in pricing supplements to this Prospectus Supplement. The Notes will be issued in denominations of $100,000 and in any greater amount that is an integral multiple of $1,000. See "Series C Medium-Term Notes." XTRA Corporation and XTRA Missouri, Inc., jointly and severally, will unconditionally guarantee the payment of principal, premium, if any, and interest on the Notes. XTRA, Inc. is a wholly-owned subsidiary of XTRA Missouri, Inc., which is in turn a wholly-owned subsidiary of XTRA Corporation.

     Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note will be payable each April 1 and October 1 and at maturity. Interest on each Floating Rate Note will be payable on the dates set forth herein and in the applicable Pricing Supplement. Each Note will be represented by either a permanent global security registered in the name of The Depository Trust Company, as Depository, or a nominee of the Depository, or a certificate issued in definitive form, as set forth in the applicable Pricing Supplement. Interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository (with respect to participants' interests) and its participants. Except as described below under "Series C Medium-Term Notes -- Book-Entry Notes," owners of beneficial interests in a Global Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders thereof.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                   PRICE TO             AGENTS'                  PROCEEDS TO
                                   PUBLIC(1)        COMMISSIONS(2)              XTRA, INC.(3)
                                 -------------  -----------------------  ---------------------------
Per Note.......................      100%            .125%--1.000%            99.000%--99.875%
Total..........................  $742,000,000    $927,500--$7,420,000     $734,580,000--741,072,500

---------------

(1) Notes will be issued at 100% of their principal amount, unless otherwise specified in the applicable Pricing Supplement.
(2) XTRA, Inc. will pay the Agents a commission of .125% to 1.000% of the principal amount of any Note sold through them as agents, depending upon the maturity of the principal amount of any Note and the credit ratings of the Notes. XTRA, Inc., XTRA Missouri, Inc. and XTRA Corporation have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deduction of expenses payable by XTRA, Inc. (including reimbursement of certain expenses of the Agents) estimated to be $584,000.
                            ------------------------

     Offers to purchase Notes are being solicited, on a reasonable efforts basis, from time to time by the Agents on behalf of XTRA, Inc., XTRA Missouri, Inc. and XTRA Corporation. Notes may be sold to the Agents as principals for their own account at negotiated discounts, and the Agents may resell those Notes. XTRA, Inc. has also reserved the right to sell the Notes directly to investors. XTRA, Inc. and XTRA Corporation or the Agents may reject any order as a whole or in part. See "Supplemental Plan of Distribution."

GOLDMAN, SACHS & CO.
                                 SCHRODER WERTHEIM & CO.
                                                               SMITH BARNEY INC.
                            ------------------------

          The date of this Prospectus Supplement is February 9, 1996.

     IN CONNECTION WITH THE DISTRIBUTION OF THE NOTES, THE AGENTS MAY OVERALLOT OR EFFECT TRANSACTIONS IN THE NOTES WITH A VIEW TO STABILIZING OR MAINTAINING THE MARKET PRICE OF THE NOTES AT LEVELS OTHER THAN THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN ANY OVER-THE-COUNTER MARKET OR OTHERWISE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                           SERIES C MEDIUM-TERM NOTES

     The following description of the particular terms of the Series C Medium-Term Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Debt Securities set forth in the Prospectus, to which description reference is hereby made. The particular terms of Notes sold pursuant to pricing supplements to this Prospectus Supplement (each a "Pricing Supplement") will be described therein.

GENERAL

     The Series C Medium-Term Notes (the "Notes") offered hereby will be issued under an Indenture dated as of August 15, 1994 (the "Original Indenture") among XTRA Inc., XTRA Corporation (the "Company"), as Guarantor, and The First National Bank of Boston, as Trustee (the "Bank of Boston"), as supplemented by the First Supplemental Indenture dated as of September 30, 1994 among XTRA, Inc., the Company, as Guarantor, XTRA Missouri, Inc., as Guarantor, and the Bank of Boston (together with the Original Indenture, the "Indenture"). On October 2, 1995, State Street Bank and Trust Company succeeded to all or substantially all of the corporate trust business of the Bank of Boston, thereby becoming the successor Trustee pursuant to the terms of the Indenture (hereinafter, the "Trustee"). The Notes issued under the Indenture, together with outstanding Series C Medium-Term Notes previously issued, will constitute part of a single series of Debt Securities under the Indenture, which series is unlimited in aggregate principal amount. As of January 31, 1996, a total of $413,000,000 aggregate principal amount of Series C Medium-Term Notes had been issued. The Notes will mature on any business day from nine months to 30 years from the date of issue, as selected by the purchaser and agreed to by XTRA, Inc. and XTRA Corporation. The Notes are issuable in denominations of $100,000 or any amount in excess thereof that is an integral multiple of $1,000.

     The Notes will be unsecured obligations of XTRA, Inc. XTRA, Inc.'s sources of payment of the Notes are payments under fleet management agreements with certain of its subsidiaries, leasing revenues from transportation equipment leased directly by it and advances and dividends from its subsidiaries. At September 30, 1995, 25% of XTRA, Inc.'s consolidated assets were accounted for by its subsidiaries. For fiscal 1995, 93% of XTRA, Inc.'s consolidated revenues were accounted for by its subsidiaries. See "The Company" and "Description of Common Stock of XTRA Corporation -- Holding Company Status" in the accompanying Prospectus. The payment of principal, premium, if any, and interest on the Notes will be unconditionally guaranteed, jointly and severally, by the Company and XTRA Missouri, Inc. ("XTRA Missouri" and, together with the Company, the "Guarantors") under guarantees (the "Guarantees") endorsed on the Notes as provided in the Indenture. (See "Description of Debt Securities of XTRA, Inc. -- Guarantees" in the accompanying Prospectus.) The Company's source of funds for payment of its obligations, including its obligations under the Guarantees of the Notes, is advances and dividends from its subsidiary, XTRA Missouri. XTRA Missouri's source of funds for payment of its obligations, including its obligations under the Guarantees of the Notes, is advances and dividends from XTRA, Inc. At September 30, 1995, all of the Company's assets were accounted for by XTRA Missouri, and substantially all of XTRA Missouri's assets were accounted for by XTRA, Inc. For the fiscal year ended September 30, 1995, all of the Company's revenues were accounted for by XTRA Missouri, and substantially all of XTRA Missouri's revenues were accounted for by XTRA, Inc.

     The Notes will be offered on a continuing basis. Each Note will be represented by either a permanent global security (a "Global Note") registered in the name of The Depository Trust

Company, as Depository (the "Depository") (each such Note represented by a Global Note being referred to herein as a "Book-Entry Note"), or a nominee thereof, or a certificate issued in definitive form (a "Certificated Note"). Except as set forth below under "Book-Entry Notes", Book-Entry Notes will not be issuable in definitive form.

     Notes will be sold in individual issues of Notes having such interest rate or interest rate formula, if any, Stated Maturity and date of original issuance as shall be selected by the initial purchasers and agreed to by the Company and XTRA, Inc. Unless otherwise indicated in the applicable Pricing Supplement, each Note will bear interest at a fixed rate or at a rate determined by reference to the Commercial Paper Rate, the Prime Rate, LIBOR, the Treasury Rate, the CD Rate or the Federal Funds Rate, as adjusted by the Spread or Spread Multiplier, if any, applicable to such Note. See "Interest Rate."

     If the Notes are issued with a variable interest rate and do not satisfy certain requirements or if the Notes are otherwise subject to original issue discount Federal income tax rules, the applicable Pricing Supplement will discuss any such material Federal income tax consequences that would apply.

COVENANTS

     The Notes have the benefit of covenants described under the headings "Description of Debt Securities of XTRA, Inc. -- Certain Covenants of XTRA, Inc. and the Guarantors -- Limitation on Liens of the Company and XTRA Missouri, Inc." and "-- Limitation on Liens of XTRA, Inc." in the accompanying Prospectus. The covenant described under the heading "Description of Debt Securities of XTRA, Inc. -- Certain Covenants of XTRA, Inc. and the Guarantors -- Limitation on Liens of XTRA, Inc." in the accompanying Prospectus is not applicable to subsidiaries of XTRA, Inc. and does not limit or restrict the ability of subsidiaries of XTRA, Inc. to pledge their respective properties, including, among other things, lease payments due to such subsidiaries from third parties with respect to equipment covered by the fleet management agreements. See "The Company" in the accompanying Prospectus. Other than the covenants specified above, there are no provisions of the Indenture that afford Holders of the Notes protection in the event of a highly leveraged transaction involving XTRA, Inc. or the Guarantors. Several institutional shareholders currently hold significant amounts of the Company's common stock.

INTEREST RATE

     Each Note will bear interest from its date of issue or from the most recent Interest Payment Date (as defined below) (or, if such Note is a Floating Rate Note (as defined below) and the Interest Reset Dates (as defined below) are weekly, from the day following the most recent Regular Record Date (as defined below)) to which interest on such Note has been paid or duly provided for at the fixed rate per annum, or at the rate per annum determined pursuant to the interest rate formula, stated therein and in the applicable Pricing Supplement as agreed to by XTRA, Inc. and the Company and the purchasers thereof, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at maturity as specified below under "Payment of Principal and Interest; Transfer or Exchange."

     Each Note will bear interest at either: (a) a fixed rate (a "Fixed Rate Note") or (b) a variable rate determined by reference to an interest rate formula (a "Floating Rate Note"), which may be adjusted by adding or subtracting the Spread or multiplying by the Spread Multiplier (each term as defined below). A Floating Rate Note may also have either or both of the following: (a) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period (a "Maximum Rate"); and (b) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period (a "Minimum Rate"). The "Spread" is the number of basis points specified in the applicable Pricing Supplement as being applicable to the interest rate for such Note and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to the interest rate for such Note. "Market Day" means (a) with respect to any Note (other than any LIBOR Note), any Business Day, and (b) with respect to any LIBOR Note, any such Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Boston, Massachusetts and New York, New York, are authorized or obligated by law or executive order to close. "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement. Unless otherwise provided in the applicable Pricing Supplement, State Street Bank and Trust Company will be the calculation agent (the "Calculation Agent") with respect to the Floating Rate Notes.

     The applicable Pricing Supplement relating to a Fixed Rate Note will designate a fixed rate of interest per annum payable on such Fixed Rate Note.

FLOATING RATE NOTES

     The applicable Pricing Supplement relating to a Floating Rate Note will designate an interest rate basis (the "Interest Rate Basis") for such Floating Rate Note. The Interest Rate Basis for each Floating Rate Note will be: (a) the Commercial Paper Rate, in which case such Note will be a Commercial Paper Rate Note; (b) the Prime Rate, in which case such Note will be a Prime Rate Note; (c) LIBOR, in which case such Note will be a LIBOR Note; (d) the Treasury Rate, in which case such Note will be a Treasury Rate Note; (e) the CD Rate, in which case such Note will be a CD Rate Note; (f) the Federal Funds Rate, in which case such Note will be a Federal Funds Rate Note; or (g) such other interest rate formula as is set forth in such Pricing Supplement. The applicable Pricing Supplement for a Floating Rate Note will specify the Interest Rate Basis and, if applicable, the Calculation Agent, the Index Maturity, the Spread or Spread Multiplier, the Maximum Rate, the Minimum Rate, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Calculation Date (as defined below), the Interest Determination Date (as defined below) and the Interest Reset Date (as defined below) with respect to such Note.

     The rate of interest on each Floating Rate Note will be reset weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date"), as specified in the applicable Pricing Supplement. The Interest Reset Date will be, in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week (except as otherwise provided in the next succeeding paragraph); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes that reset semi-annually, the third Wednesday of two months of each year as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year as specified in the applicable Pricing Supplement; provided, however, that (a) the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement) and (b) the interest rate in effect for the ten days immediately prior to maturity of a Note will be that in effect on the tenth day preceding such maturity. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Market Day with respect to such Floating Rate Note, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Market Day with respect to such Floating Rate Note, except that in the case of a LIBOR Note, if such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day.

     The Interest Determination Date pertaining to an Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), for a Prime Rate Note (the "Prime Rate Interest Determination Date"), for a LIBOR Note (the "LIBOR Interest Determination Date"), for a CD Rate Note (the "CD Rate Interest Determination Date") and for a Federal Funds Rate Note (the "Federal Funds Rate Interest Determination Date") will be the second Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

     All percentages resulting from any calculations referred to in this Prospectus Supplement will be rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded upwards).

     In addition to any Maximum Rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on the Floating Rate Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis, with certain exceptions. The limit may not apply to Floating Rate Notes in which U.S. $2,500,000 or more has been invested.

     Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

COMMERCIAL PAPER RATE NOTES

     Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, and subject to the Minimum Rate and the Maximum Rate, if any), and will be payable on the dates, specified on the face of the Commercial Paper Rate Note and in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, the "Calculation Date" pertaining to a Commercial Paper Interest Determination Date will be the tenth day after such Commercial Paper Interest Determination Date or, if any such day is not a Market Day, the next succeeding Market Day.

     Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Reset Date, the Money Market Yield (calculated as described below) of the per annum rate (quoted on a bank discount basis) for the relevant Commercial Paper Interest Determination Date for commercial paper of the Index Maturity designated in the applicable Pricing Supplement, as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper." If such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Commercial Paper Rate with respect to such Interest Reset Date shall be the Money Market Yield of such rate on such Commercial Paper Interest Determination Date for commercial paper of the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate with respect to such Interest Reset Date shall be calculated by the

Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity, placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Interest Reset Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Interest Rate).


     "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                 360 X D
 Money Market Yield = 100 X  ---------------
                              360 - (D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which interest is being calculated.

PRIME RATE NOTES

     Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any, and subject to the Minimum Rate and the Maximum Rate, if any), and will be payable on the dates, specified on the face of the Prime Rate Note and in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, the "Calculation Date" pertaining to a Prime Rate Interest Determination Date will be the tenth day after such Prime Rate Interest Determination Date or, if any such day is not a Market Day, the next succeeding Market Day.

     Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Reset Date, the rate set forth for the relevant Prime Rate Interest Determination Date in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "NYMF" on the Reuter Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen NYMF Page") as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen NYMF Page on such Prime Rate Interest Determination Date, the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Reset Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Interest Rate).

LIBOR NOTES

     LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, and subject to the Minimum Rate and the Maximum Rate, if any), and will be payable on the dates, specified on the face of the LIBOR Note and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, LIBOR with respect to any Interest Reset Date will be determined by the Calculation Agent in accordance with the following provisions:

          (i) On the relevant LIBOR Interest Determination Date, the Calculation Agent will determine the arithmetic mean of the offered rates for deposits of not less than U.S. $1,000,000 for the period of the Index Maturity commencing on the second Market Day immediately following such LIBOR Interest Determination Date that appear on the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) ("Reuters Screen LIBO Page") as of 11:00 A.M., London time, on such LIBOR Interest Determination Date if at least two such offered rates appear on the Reuters Screen LIBO Page. If fewer than two offered rates appear, LIBOR with respect to such Interest Reset Date will be determined as described in (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates for the applicable Index Maturity appear on the Reuters Screen LIBO Page as described in (i) above, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date at which deposits in U.S. dollars for the period of the Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent commencing on the second Market Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time (a "Representative Amount"). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks for the period of the Index Maturity commencing on the Interest Reset Date and in a Representative Amount; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, LIBOR with respect to such Interest Reset Date will be the LIBOR in effect on such LIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Interest Rate).

TREASURY RATE NOTES

     Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, and subject to the Minimum Rate and Maximum Rate, if any) and will be payable on the dates specified on the face of the Treasury Rate Note and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date" with respect to a Treasury Interest Determination Date will be the tenth day after such Treasury Interest Determination Date or, if any such day is not a Market Day, the next succeeding Market Day.

     Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Interest Reset Date, the rate for the auction on the relevant Treasury Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity designated in the applicable Pricing Supplement, as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if not so published by 9:00 A.M., New York City time, on the relevant Calculation Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. If the results of such auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Interest Determination Date, then the Treasury Rate shall be the rate set forth in H.15(519) for the relevant Treasury Rate Interest Determination Date for the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary Market." If such rate is not so published by 3:00 P.M., New York City time, on the relevant Calculation Date, the Treasury Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) calculated using the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate with respect to such Interest Reset Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

CD RATE NOTES

     CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, and subject to the Minimum Rate and Maximum Rate, if any), and will be payable on the dates, specified on the face of the CD Rate Note and in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, the "Calculation Date" pertaining to a CD Interest Determination Date will be the tenth day after such CD Interest Determination Date or, if such day is not a Market Day, the next succeeding Market Day.

     Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Reset Date, the rate on such CD Interest Determination Date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement, as published in H.15(519) under the heading "CDs (Secondary Market)." If such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the CD Rate with respect to such Interest Reset Date shall be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit for the period of the Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the CD Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit with a remaining maturity closest to the specified Index Maturity in a denomination of U.S. $5,000,000 of major United States money market banks; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate with respect to such Interest Reset Date will be the CD Rate in effect on such CD Rate Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Interest Rate).

FEDERAL FUNDS RATE NOTES

     Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, and subject to the Minimum Rate and Maximum Rate, if any), and will be payable on the dates, specified on the face of the Federal Funds Rate Note and in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, the "Calculation Date" pertaining to a Federal Funds Interest Determination Date will be the tenth day after such Federal Funds Interest Determination Date or, if such day is not a Market Day, the next succeeding Market Day.

     Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Reset Date, the rate on the relevant Federal Funds Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." If such rate is not published prior to 9:00 A.M., New York City time, on the relevant Calculation Date, then the Federal Funds Rate with respect to such Interest Reset Date will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the Federal Funds Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Interest Reset Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Interest Rate).

PAYMENT OF PRINCIPAL AND INTEREST; TRANSFER OR EXCHANGE

     Interest will be payable to the person in whose name a Note is registered (which in the case of Global Notes representing Book-Entry Notes will be the Depository or a nominee of the Depository) at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at maturity, will be payable to the person to whom principal shall be payable (which in the case of Global Notes representing Book-Entry Notes will be the Depository or a nominee of the Depository). The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Unless otherwise indicated in the applicable Pricing Supplement, the "Regular Record Date" with respect to any Floating Rate Note shall be the date 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Business Day, and the "Regular Record Date" with respect to any Fixed Rate Note shall be the March 15 and September 15, next preceding the April 1 and October 1 Interest Payment Dates.

     Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable, in the case of Floating Rate Notes that reset weekly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset monthly, on the third Wednesday of each month or on the third Wednesday of each March, June, September and December of each year (as indicated in the applicable Pricing Supplement); in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, on the third Wednesday of the month specified in the applicable Pricing Supplement (each an "Interest Payment Date"), and in each case, at maturity. If an Interest Payment Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Market Day with respect to such Note, such Interest Payment Date will be the next succeeding Market Day (or, in the case of a LIBOR Note, if such day falls in the next calendar month, the next preceding Market Day).

     Payments of interest on any Fixed Rate Note or Floating Rate Note with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date; provided, however, that if the Interest Reset Dates with respect to any Floating Rate Note are weekly, interest payable on such Note on any Interest Payment Date, other than interest payable on the date on which principal on any such Note is payable, will include interest accrued to but excluding the day following the next preceding Regular Record Date.

     With respect to a Floating Rate Note, accrued interest from the date of issue or from the last date to which interest has been paid or duly provided for is calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360, in the case of Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, CD Rate Notes or Federal Funds Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

     Any payment on any Note due on any day that is not a Business Day in Boston, Massachusetts or the City of New York, New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such date.

     Payment of the principal of, premium, if any, and any interest due with respect to any Certificated Note at maturity, will be made in immediately available funds upon surrender of such Certificated Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, the City of New York, provided that the Certificated Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to Certificated Notes other than at maturity, will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated by such Person.

     The total amount of any principal, premium, if any, and interest due on any Global Note representing one or more Book-Entry Notes on any Interest Payment Date or at maturity, will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the Depository in accordance with existing arrangements between the Trustee and the Depository. The Depository will allocate such payments to each Book-Entry Note represented by such Global Note and make payments to the owners of holders thereof in accordance with its existing operating procedures. Neither the Guarantors, XTRA, Inc. nor the Trustee shall have any responsibility or liability for such payments by the Depository. So long as the Depository or its nominee is the registered owner of any Global Note, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Note or Notes represented by such Global Note for all purposes under the Indenture and the Book-Entry Notes. The Company understands, however, that under existing industry practice, the Depository will authorize the persons on whose behalf it holds a Global Note to exercise certain rights of holders of Securities. For a description of payment of principal of and any premium or interest on Book-Entry Notes, see "Book-Entry Notes" below.

BOOK-ENTRY NOTES

     Upon issuance, all Book-Entry Notes of like tenor having the same original issuance date, interest rate, redemption provisions, if any, and Stated Maturity will be represented by a single Global Note. Each Global Note representing Book-Entry Notes will be deposited with, or on behalf of, the Depository, located in the Borough of Manhattan, the City of New York, and registered in the name of a nominee of the Depository.

     Ownership of beneficial interests in a Global Note representing Book-Entry Notes will be limited to institutions that have accounts with the Depository or its nominee ("participants") or persons that may hold interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Such accounts shall be designated by the Agents (as defined below) with respect to Book-Entry Notes or by XTRA, Inc. if such Notes are offered and sold directly by XTRA, Inc. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to interests of participants) or any such participant (with respect to interests of persons held by such participants on their behalf). Ownership of beneficial interests in such Global Note by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by such participant. None of XTRA, Inc., XTRA Corporation, XTRA Missouri, Inc., the Trustee or any agent of XTRA, Inc., XTRA Corporation, XTRA Missouri, Inc. or the Trustee will have any responsibility or liability for any aspect of the Depository's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Secondary trading in notes of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a Global Security, in some cases, may trade in the Depository's same-day funds settlement system, in which case secondary market trading activity in those beneficial interests would be required by the Depository to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a Global Security upon the original issuance thereof may be required to be made in immediately available funds. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in such a Global Note.

     The Company has been advised by the Depository that upon receipt of any payment of principal of, premium, if any, or interest in respect of a Global Note, the Depository will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Note as shown on the records of the Depository. Payments by participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the sole responsibility of such participants.

     No Global Note described above may be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to another nominee of the Depository. A Global Note representing Book-Entry Notes is exchangeable for Certificated Notes of like tenor and of an equal aggregate principal amount, only if (i) the Depository notifies XTRA, Inc. that it is unwilling or unable to continue as Depository for such Global Note or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes represented by such Global Note, (iii) XTRA, Inc. executes and delivers to the Trustee an order to the effect that the Notes represented by such Global Note shall be transferable and exchangeable, or (iv) there shall exist such circumstances in addition to, or in lieu of, the foregoing as may be described in an applicable Pricing Supplement. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for Certificated Notes, of like tenor and of an equal aggregate principal amount, in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Such Certificated Notes shall be registered in the name or names of such person or persons as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from its participants with respect to ownership of beneficial interests in such Global Note.

     Except as provided above, owners of beneficial interests in such Global Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders thereof for any purpose under the Indenture, and no Global Note representing Book-Entry Notes shall be exchangeable, except for another Global Note of like denomination and tenor to be registered in the name of the Depository or its nominee. Accordingly, each person owning a beneficial interest in such Global Note must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. The Indenture provides that the Depository, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture. XTRA, Inc. understands that under existing industry practices, in the event that XTRA, Inc. requests any action of Holders or an owner of a beneficial interest in such permanent Global Note desires to give or take any action that a Holder is entitled to give or take under the Indenture, the Depository would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     The Depository has advised XTRA, Inc. and the Agents as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (including the Agents, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the Distribution Agreement, the Notes are offered on a continuing basis by XTRA, Inc. through Goldman, Sachs & Co., Smith Barney Inc. and Schroder Wertheim & Co. Incorporated (the "Agents"), who have agreed to use reasonable efforts to solicit offers to purchase the Notes. XTRA, Inc. and the Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes in whole or in part. XTRA, Inc. will pay each Agent a commission in connection with sales of Notes to purchasers solicited by such Agent ranging from .125% to 1.000% of the principal amount of Notes so sold, depending upon the maturity of the principal amount of any Note and the credit ratings of the Notes.

     XTRA, Inc. also may sell Notes to the Agents as principals for their own accounts at a discount to be agreed upon at the time of sale or the purchasing Agents may receive from XTRA, Inc. a commission or discount equivalent to that set forth on the cover page hereof in the case of any such principal transaction in which no other discount is agreed. Such Notes may be resold at prevailing market prices or prices related thereto at the time of such resale, as determined by the Agents. XTRA, Inc. may accept (but not solicit) offers to purchase Notes through additional agents on substantially the same terms (including commission rates) as the Agents have agreed to. In addition, XTRA, Inc. may appoint additional agents to solicit sales of the Notes; provided that any such solicitation and sale of the Notes shall be on substantially the same terms and conditions as the Agents have agreed to. XTRA, Inc. may also sell Notes directly to investors on its own behalf. In the case of sales made directly by XTRA, Inc., no commission will be payable.

     The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"). The Company, XTRA Missouri and XTRA, Inc. have agreed to indemnify the Agents against certain liabilities, including liabilities under the Act, and will reimburse the Agents for certain expenses.

     Notes may also be sold to or through dealers who may resell to investors. The Agents may pay all or part of their discount or commission to such dealers. Such dealers may be deemed to be "underwriters" within the meaning of the Act.

     Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of Notes will be required to be made in immediately available funds in the City of New York.

     See "Plan of Distribution" in the Prospectus.

     Goldman, Sachs & Co. and Schroder Wertheim & Co. Incorporated have from time to time provided investment banking and financial advisory services to the Company for which they have received customary compensation.

     The Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange and no assurance can be given as to the existence or liquidity of a secondary market for the Notes.

     Concurrently with the offering of the Notes through the Agents as described herein, XTRA, Inc. may issue other Debt Securities.

                               VALIDITY OF NOTES

     The validity of the Notes and the Guarantees will be passed upon for XTRA, Inc. and the Guarantors by Ropes & Gray, Boston, Massachusetts, and for the Agents by Sullivan & Cromwell, New York, New York. Ropes & Gray and Sullivan & Cromwell will rely as to all matters of Maine law upon the opinion of Pierce, Atwood, Scribner, Allen, Smith & Lancaster, Portland, Maine. The opinions of Ropes & Gray, Sullivan & Cromwell and Pierce, Atwood, Scribner, Allen, Smith & Lancaster will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by XTRA, Inc., the Guarantors and the Trustee in connection with the issuance and sale of any particular Note or Guarantee, the specific terms of the Notes and Guarantees and other matters which may affect the validity of the Notes or the Guarantees but which cannot be ascertained on the date of such opinions.

                                  $742,000,000

                                XTRA CORPORATION


                        PREFERRED STOCK AND COMMON STOCK


                                   XTRA, INC.


                                DEBT SECURITIES


    GUARANTEED AS TO PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST BY


                                XTRA CORPORATION
                                      AND
                              XTRA MISSOURI, INC.
                            ------------------------

    XTRA Corporation may offer and sell from time to time, together or separately, (i) shares of its Preferred Stock, no par value (the "Preferred Stock"), in one or more series, and/or (ii) shares of its Common Stock, par value $0.50 per share (the "Common Stock"), and XTRA, Inc., a wholly-owned subsidiary of XTRA Corporation, may offer and sell from time to time its debt securities (the "Debt Securities"), which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities"), consisting of unsecured debentures, notes and/or other evidences of its indebtedness in one or more series at prices and on terms to be determined at the time or times of sale. XTRA Corporation and XTRA Missouri, Inc. (the "Guarantors") will unconditionally guarantee on a senior or subordinated basis, as the case may be, the payment of principal of, premium, if any, and interest on the Debt Securities (the "Guarantees"). The Debt Securities, Preferred Stock, Common Stock and Guarantees are referred to herein collectively as the "Securities." The aggregate initial offering price of the Securities will not exceed $742,000,000 (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies, currency units or composite currencies as shall be designated by XTRA Corporation or XTRA, Inc., as the case may be).


    For each offering of Securities for which this Prospectus is being delivered, there will be an accompanying Prospectus Supplement (each a "Prospectus Supplement") that sets forth (i) the specific designation, aggregate principal amount, denominations, currency of payment, maturity, premium, if any, interest rate, if any (which may be fixed or variable) or method of calculation thereof, time of payment of any interest, terms for any redemption at the option of XTRA, Inc. or the holder, terms for any sinking fund payments, subordination provisions, if any, any listing on a national securities exchange, the form of the Debt Securities (which may be in registered or permanent global form), the initial public offering price and certain other terms of and in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered; (ii) the terms of the Guarantees in respect of which this Prospectus is being delivered; (iii) the specific series designation, number of shares, the stated value and liquidation preference per share, initial public offering price, dividend rate (or method of calculation), dates on which dividends will be payable and dates from which dividends will accrue, optional or mandatory redemption or sinking fund provisions, any conversion or exchange rights, any listing of the Preferred Stock on a national securities exchange, any voting rights and any other terms in connection with the offer and sale of the Preferred Stock, if any, in respect of which this Prospectus is being delivered; and (iv) the number of shares and initial public offering price of the Common Stock in respect of which this Prospectus is being delivered. The Prospectus Supplement will also contain information, as applicable, about material United States Federal income tax considerations relating to the Securities in respect of which this Prospectus is being delivered. See "Description of Debt Securities of XTRA, Inc.," "Description of Preferred Stock of XTRA Corporation" and "Description of Common Stock of XTRA Corporation."


    The Senior Securities of XTRA, Inc. will rank equally with all other unsubordinated and unsecured indebtedness of XTRA, Inc. The Subordinated Securities will be subordinated to all existing and future Senior Indebtedness (as defined) of XTRA, Inc. and the Guarantees of the Subordinated Securities will be subordinated to all existing and future Senior Guarantor Indebtedness (as defined) of XTRA Corporation and XTRA Missouri, Inc.

    XTRA Corporation's Common Stock is listed on the New York Stock Exchange under the symbol "XTR." Any Common Stock offered will be listed, subject to notice of issuance, on such exchange.

    The Securities may be sold to or through underwriters, and also may be sold directly by XTRA Corporation or XTRA, Inc. to other purchasers or through agents. See "Plan of Distribution." The names of and the principal amounts to be purchased by any underwriters or sold through any agents and the compensation of such underwriters or agents will be set forth in an accompanying Prospectus Supplement.

                            ------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
       THE CONTRARY IS A CRIMINAL OFFENSE.


                            ------------------------

                The date of this Prospectus is February 8, 1996.

                             AVAILABLE INFORMATION


     XTRA Corporation ("XTRA" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005, upon which exchange the Company's Common Stock is listed.



     XTRA, Inc., XTRA Missouri, Inc. and the Company have filed with the Commission a joint registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information reference is hereby made to the Registration Statement.

                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 1-7654) pursuant to the Exchange Act are incorporated herein by reference:


          1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995;



          2. The Company's Current Report on Form 8-K dated June 20, 1995.



          3. The Company's Current Report on Form 8-K dated January 29, 1996.



          4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 dated July 1, 1964, including any amendments or reports filed for the purpose of updating such description; and



          5. All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby.


     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents that are incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to the Company c/o its management subsidiary, X-L-CO., INC., at 60 State Street, Boston, Massachusetts 02109, Attention: Investor Relations, telephone (617) 367-7810.

                                  THE COMPANY

     The Company is engaged in freight transportation equipment leasing and conducts its operations through its indirect subsidiary, XTRA, Inc. The Company's leasing equipment is offered in North America, predominantly in the United States, to private fleet owners, contract and common carriers and railroads, and to worldwide steamship lines to cover cyclical, seasonal or geographic shortages and as a substitute for purchasing equipment. The Company's operating subsidiaries lease, primarily on an operating basis, over-the-road trailers (as well as older trailers for mobile storage use), intermodal trailers, chassis and domestic containers and marine containers.


     The Company was organized in 1957 as a Massachusetts corporation. In 1976 it transferred substantially all of its operating assets to XTRA, Inc., a newly organized Maine corporation, and the Company was organized as a holding company under the laws of the State of Delaware. XTRA Missouri, Inc., an intermediate subsidiary between the Company and XTRA, Inc., is a holding company for the stock of XTRA, Inc. and also holds and manages the Company's office space for certain subsidiaries. XTRA, Inc. conducts its operations through its subsidiaries pursuant to fleet management agreements. Under these management agreements, which are terminable upon 30 days notice by either party, the operating subsidiaries pay fees to XTRA, Inc. for the use of equipment owned by XTRA, Inc. Accordingly, XTRA, Inc.'s primary source of revenues are payments under the fleet management agreements, leasing revenues from transportation equipment leased directly by it, as well as dividends and advances from its subsidiaries. At September 30, 1995, 25% of XTRA, Inc.'s consolidated assets were accounted for by its subsidiaries. For fiscal 1995, approximately 93% of XTRA, Inc.'s consolidated revenues were accounted for by its subsidiaries.



     The Company's management subsidiary, X-L-CO., INC., is located at 60 State Street, Boston, Massachusetts 02109, and its telephone number is (617) 367-5000.


                                USE OF PROCEEDS

     Except as otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities being offered hereby for general corporate purposes. Such purposes may include, among others, financing capital expenditures, repayment of outstanding short-term borrowings and long-term debt, repurchasing shares of its Common Stock through open-market purchases or otherwise and financing acquisitions in transportation equipment or other equipment leasing product lines. Pending such use, the net proceeds of any offering of the Securities offered hereby may be invested temporarily in short-term marketable securities.

              CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND

            CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES


                         AND PREFERRED STOCK DIVIDENDS



     The following tables set forth the historical ratios of earnings to fixed charges of the Company and its consolidated subsidiaries, of XTRA Missouri, Inc. and its consolidated subsidiaries, and of XTRA, Inc. and its consolidated subsidiaries and the historical ratio of earnings to combined fixed charges and preferred stock dividends of the Company and its consolidated subsidiaries for the years indicated. For purposes of computing the consolidated ratios of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" represent income (loss) from continuing operations before taxes and extraordinary items plus fixed charges. "Fixed charges" for continuing operations consist of interest on indebtedness (including capitalized interest) and the portion of rental expense that represents interest.


                                XTRA CORPORATION


                                                         FISCAL YEAR ENDED SEPTEMBER 30,
                                                     ----------------------------------------
                                                     1991     1992     1993     1994     1995
                                                     ----     ----     ----     ----     ----
Ratio of Earnings to Fixed Charges.................  1.8x     2.7x     2.6x     3.7x     3.3x
Ratio of Earnings to Combined Fixed Charges and
  Preferred Stock Dividends........................  1.5x     2.1x     2.2x      --*      --*


---------------

* No shares of the Company's Preferred Stock are currently outstanding or were outstanding during the indicated period.



                                   XTRA, INC.



                                                         FISCAL YEAR ENDED SEPTEMBER 30,
                                                     ----------------------------------------
                                                     1991     1992     1993     1994     1995
                                                     ----     ----     ----     ----     ----
Ratio of Earnings to Fixed Charges.................  1.8x     2.7x     2.6x     3.7x     3.3x


                               XTRA MISSOURI INC.


                                                         FISCAL YEAR ENDED SEPTEMBER 30,
                                                     ----------------------------------------
                                                     1991     1992     1993     1994     1995
                                                     ----     ----     ----     ----     ----
Ratio of Earnings to Fixed Charges.................    --       --       --     3.7x     3.3x


                  DESCRIPTION OF DEBT SECURITIES OF XTRA, INC.

     The following description sets forth certain general terms and provisions of the Debt Securities of XTRA, Inc. to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.


     The Debt Securities constitute either Senior Securities or Subordinated Securities. The Senior Securities and related Guarantees are to be issued under an Indenture dated as of August 15, 1994 (the "Original Senior Indenture"), among XTRA, Inc., the Company, as Guarantor, and The First National Bank of Boston, as Trustee (the "Bank of Boston"), as supplemented by the First Supplemental Indenture dated as of September 30, 1994 among XTRA, Inc., the Company, as Guarantor, XTRA Missouri, Inc., as Guarantor, and the Bank of Boston (together with the Original Senior Indenture, the "Senior Indenture"), which Senior Indenture is incorporated by reference as an exhibit to this Registration Statement. On October 2, 1995, State Street Bank and Trust Company succeeded to all or substantially all of the corporate trust business of the Bank of Boston, thereby becoming the successor Trustee pursuant to the terms of the Senior Indenture (hereinafter the "Senior Trustee"). The Subordinated Securities and related Guarantees will be issued under an Indenture (the "Subordinated Indenture") to be entered into among XTRA, Inc., the Company, as Guarantor, XTRA Missouri, Inc., as Guarantor and a trustee to be designated prior to the issuance of any such Subordinated Securities, the form of which Subordinated Indenture is also filed as an exhibit to the Registration Statement. Information regarding the trustee (the "Subordinated Trustee") under the Subordinated Indenture will be included in any Prospectus Supplement relating to such Subordinated Securities. The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the "Indentures;" the Senior Trustee and the Subordinated Trustee are sometimes collectively referred to herein as the "Trustees" and individually as a "Trustee." The following summary of certain provisions of the Indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indentures, including the definitions therein of certain terms. Wherever particular provisions of defined terms of the Indentures are referred to, such provisions or defined terms are incorporated herein by reference. Certain defined terms in the Indentures are capitalized herein. References in parentheses are to the Indentures.



GENERAL



     The Indentures provide that unsecured Debt Securities of XTRA, Inc., not limited in aggregate principal amount, may be issued in one or more series thereunder. (Section 3.1) As of January 31, 1996, XTRA, Inc. had a total of $413,000,000 principal amount of Debt Securities outstanding under the Senior Indenture, consisting solely of its Series C Medium-Term Notes. The Senior Securities will be unsecured obligations of XTRA, Inc. and will rank on a parity with all other unsecured and unsubordinated indebtedness of XTRA, Inc. Unless otherwise indicated in the applicable Prospectus Supplement, the Subordinated Securities will be unsecured and subordinated in right of payment to all existing and future Senior Indebtedness of XTRA, Inc., in the manner and to the extent described below under "Subordination of Subordinated Securities." XTRA, Inc.'s sources of payment of the Debt Securities are payments under fleet management agreements with certain of its subsidiaries, leasing revenues from transportation equipment leased directly by it and advances and dividends from its subsidiaries. In any liquidation, foreclosure or other similar proceeding, creditors of the subsidiaries of XTRA, Inc. will be entitled to payment of obligations owed to them before any assets are distributed to XTRA, Inc. See "The Company."



     The Debt Securities will be unconditionally guaranteed by the Guarantors as to payment of principal, premium, if any, and interest, except that the Subordinated Securities will be guaranteed on a subordinated basis. (Section 2.2) See "Guarantees."



     Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms thereof, among others: (1) the title of such Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the person to whom any interest on such Debt Securities shall be payable if other than the registered holder; (4) the date or dates on which such Debt Securities will mature; (5) the rate or rates at which such Debt Securities shall bear interest, if any, or the method by which such rate or rates shall be determined; (6) the date or dates from which any such interest shall accrue, and the Interest Payment Dates on which payment of any such interest will be payable and the Regular Record Dates for such Interest Payment Dates (or method for establishing any such date or dates);
(7) the place or places where the principal of, premium, if any, and any interest on such Debt Securities shall be payable; (8) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of XTRA, Inc.; (9) the obligation, if any, of XTRA, Inc. to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which such Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (10) the denominations in which any debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (11) if other than U.S. dollars, the currency, currencies or currency unit or units in which principal of, premium, if any, and interest on such Debt Securities shall be payable and the manner of determining the equivalent thereof in the currency of the United States for any purpose; (12) if the principal of or any premium or interest on such Debt Securities is to be payable, at the election of XTRA, Inc. or a Holder thereof, in one or more currencies or currency units other than that or those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Debt Securities of such series as to which such election is made shall be payable, and the period or periods within which and the terms and conditions upon which such election is to be made; (13) the index or formulas, if any, with reference to which the amount of any payment of principal of, premium, if any, or interest on the Debt Securities will be determined; (14) the portion of the principal amount of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof, if other than the stated principal amount thereof; (15) if the principal amount payable at the Stated Maturity of any of the Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (16) the applicability of any provisions described under "Certain Covenants of XTRA, Inc. and the Guarantors" and any additional restrictive covenants included for the benefit of Holders of such Debt Securities; (17) any additional Events of Default with respect to such Debt Securities; (18) whether such Debt Securities shall be issued, in whole or in part, in permanent global form (each a "Global Security") and, in such case, the Depositary for such Global Security or Securities; (19) in the case of an issue of Subordinated Securities, the subordination provisions, if different from those described under "Subordination of Subordinated Securities" and "Guarantees" below; (20) the applicability of any provisions described below under "-- Defeasance," and (21) any other terms of such Debt Securities not inconsistent with the provisions of the Indentures. (Sections 3.1 and 9.1)



     Principal, premium, if any, and interest will be payable, and such Debt Securities will be transferable, in the manner described in the Prospectus Supplement relating to such Debt Securities. The maturities and interest rates of certain Debt Securities sold through underwriters or agents may be fixed by XTRA, Inc. from time to time, in which case no specific maturities or rates, but rather permissible ranges of such maturities and rates will be set forth in the Prospectus Supplement relating thereto.



     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Debt Securities will be exchangeable and transfers thereof will be registrable at the offices or agencies of XTRA, Inc. maintained for such purpose, initially in the case of the Senior Securities at the Corporate Trust Office of the Senior Trustee in Boston, Massachusetts. In New York City, Senior Securities may be presented for transfer or exchange at the office of the Senior Trustee located at 61 Broad Street, Concourse Level, Corporate Trust Window, New York, New York 10006. Principal of and premium, if any, and interest on the Senior Securities will be payable at the office or agency in Boston, Massachusetts of State Street Bank and Trust Company, as Paying Agent, provided that, at the option of XTRA, Inc., payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. (Sections 3.1, 3.5 and 10.2) The offices or agencies of XTRA, Inc. at which exchanges and transfers of Subordinated Securities will be registrable and the office or agency of any Paying Agent with respect to the Subordinated Securities will be identified in the Prospectus Supplement relating thereto.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Debt Securities will be issued only in registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. (Section 3.2) No service charge will be made for any transfer or exchange of the Debt Securities, but XTRA, Inc. may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. (Section 3.5) The Indentures also provide that the Debt Securities of any series, if so specified with respect to a particular series, may be issued in permanent global form. See "Global Securities."



     Debt Securities may be issued at a discount from their stated principal amount. United States Federal income tax considerations and other special considerations applicable to any such Original Issue Discount Securities will be described in the applicable Prospectus Supplement. "Original Issue Discount Security" means any security which provides for an amount less than the stated principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default. (Section 1.1)


     If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any series of Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement. If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.


     Other than as set forth under "Certain Covenants of XTRA, Inc. and the Guarantors," and only to the extent applicable to the Debt Securities of a particular series, as indicated in the applicable Prospectus Supplement, there are no provisions of the Indentures that afford Holders of the Debt Securities protection in the event of a highly leveraged transaction involving XTRA, Inc. or the Guarantors.



SUBORDINATION OF SUBORDINATED SECURITIES



     The indebtedness evidenced by the Subordinated Securities will be subordinated and junior in right of payment to the extent set forth in the Subordinated Indenture to the prior payment in full of amounts then due on all Senior Indebtedness (as defined below). No payment shall be made on the Subordinated Securities, including by way of redemption, purchase, or in any other manner, if the Subordinated Trustee shall have received notice from XTRA, Inc., the Guarantors or any Senior Lender (as defined below), that (i) there exists a default which shall be continuing in the payment of principal of, or premium, if any, or interest on any Senior Indebtedness, beyond any applicable grace period with respect thereto, or (ii) there exists a default (other than a default specified in clause (i) above) with respect to any Senior Indebtedness which shall be continuing; provided, however, that no notice given with respect to one or more defaults of the type specified in clause (ii) shall suspend for longer than 180 days from the date of such notice any payment on Subordinated Securities that has become due, and only one such notice may be given during any 360-day period.



     Upon any distribution of assets of XTRA, Inc. upon any liquidation, dissolution or other winding-up of XTRA, Inc. whether voluntary or involuntary, or in bankruptcy or insolvency, all principal of, premium, if any, and interest due upon all Senior Indebtedness must be paid in full before the Holders of the Subordinated Securities or the Subordinated Trustee are entitled to receive or retain any assets so distributed in respect of the Subordinated Securities. By reason of this provision, in the event of insolvency, Holders of the Subordinated Securities may recover less, ratably, than other creditors of XTRA, Inc., including holders of Senior Indebtedness.

     Subject to payment in full of all Senior Indebtedness of XTRA, Inc., the rights of Holders of the Subordinated Securities will be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of XTRA, Inc. applicable to Senior Indebtedness.



     "Senior Indebtedness" means the principal of, premium, if any, and interest on (a) all indebtedness of XTRA, Inc. (including indebtedness of others guaranteed by XTRA, Inc.), other than the Subordinated Securities, which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind or in connection with the obtaining of financing, and (b) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, in any such case whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred or assumed, unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Subordinated Securities or it is provided that such indebtedness or obligation is subordinated to Senior Indebtedness to substantially the same extent as the Subordinated Securities are subordinated to Senior Indebtedness. The term "Senior Lender" shall mean any holder of Senior Indebtedness or Senior Guarantor Indebtedness (as defined below under "Guarantees").



     The Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness or Senior Guarantor Indebtedness that may be incurred by XTRA, Inc., XTRA Missouri, Inc. or the Company. XTRA, Inc., XTRA Missouri, Inc. and the Company expect from time to time to incur additional indebtedness constituting Senior Indebtedness and Senior Guarantor Indebtedness. As of December 31, 1995, the amount of Senior Indebtedness was approximately $829,000,000 and the amount of Senior Guarantor Indebtedness was approximately $829,000,000.



GUARANTEES



     Each of the Company and XTRA Missouri, Inc. will unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on the Debt Securities, when and as the same shall become due and payable, whether at the maturity date, by declaration of acceleration, call for redemption or otherwise, except that payments under the Guarantees of the Subordinated Securities will be subordinated to Senior Guarantor Indebtedness to the extent described below. The term "Senior Guarantor Indebtedness" means all obligations of the Company or XTRA Missouri, Inc. under guarantees of Senior Indebtedness of XTRA, Inc. No payment will be made by either Guarantor under the Guarantees in respect of the Subordinated Securities during any period that payments by XTRA, Inc. on the Subordinated Securities are suspended by the subordination provisions of the Subordinated Indenture as described above under "Subordination of Subordinated Securities." The Guarantees will remain in effect until the entire principal of, premium, if any, and interest on the Debt Securities shall have been paid in full or otherwise discharged in accordance with the provisions of the Indentures. (Section 2.2)



     Upon any distribution of assets of the Company or XTRA Missouri, Inc. upon any liquidation, dissolution or other winding up of the Company or XTRA Missouri, Inc., whether voluntary or involuntary, or in bankruptcy or insolvency, all amounts due in respect of all Senior Guarantor Indebtedness must be paid in full before the Holders of the Guarantees of the Subordinated Securities, or the Subordinated Trustee, are entitled to receive or retain any assets so distributed in respect of the Guarantees of the Subordinated Securities. By reason of this provision, in the event of insolvency, Holders of the Subordinated Securities and the related Guarantees may recover less, ratably, than other creditors of the Company or XTRA Missouri, Inc., including holders of Senior Guarantor Indebtedness.


     Subject to payment in full of all Senior Guarantor Indebtedness, the rights of the Holders of the Subordinated Securities under the related Guarantees will be subrogated to the rights of Holders of

Senior Guarantor Indebtedness to receive payments or distributions of cash, property or securities of the Company or XTRA Missouri, Inc. applicable to Senior Guarantor Indebtedness.



     The Company's sources of funds for payment of its obligations, including its obligations under the Guarantees of the Debt Securities, are advances and dividends from its subsidiary, XTRA Missouri, Inc. XTRA Missouri, Inc.'s sources of funds for payment of its obligations, including its obligations under the Guarantee of the Debt Securities, are advances and dividends from its subsidiary, XTRA, Inc. See "Description of Common Stock of XTRA Corporation -- Holding Company Status."



GLOBAL SECURITIES


     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.


     No Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Security or its nominee unless (i) such Depositary notifies XTRA, Inc. that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, (ii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities, (iii) XTRA, Inc. executes and delivers to the Trustee an order to the effect that the Global Securities shall be transferable and exchangeable, or (iv) there shall exist such circumstances in addition to, or in lieu of, the foregoing as may be described in the applicable Prospectus Supplement. (Sections 3.1. and 3.5) Principal of, premium, if any, and interest on a Global Security will be payable in the manner described in the Prospectus Supplement relating thereto. The specific terms of the depositary arrangements with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.



CERTAIN COVENANTS OF XTRA, INC. AND THE GUARANTORS



LIMITATION ON LIENS OF THE COMPANY AND XTRA MISSOURI, INC.



     Neither the Company nor XTRA Missouri, Inc. will create or permit to exist any mortgage, pledge, deed of trust or security interest on any of the capital stock, or Indebtedness convertible into capital stock, of any of its Subsidiaries. (Section 10.7)



LIMITATION ON LIENS OF XTRA, INC.


     XTRA, Inc. will not create or permit to exist any mortgage, pledge, deed of trust, financing lease or security interest ("Liens") on any of its property whether now owned or hereafter acquired other than:


          (i) Liens on Transportation Equipment securing Acquired Equipment Indebtedness;


          (ii) Liens on Transportation Equipment securing Purchase Money Equipment Indebtedness, but only on the Transportation Equipment in respect to the purchase of which such Purchase Money Equipment Indebtedness shall have been incurred;

          (iii) Liens on real property;


          (iv) Liens incurred or deposits made in the ordinary course of business (1) in connection with workers' compensation, unemployment insurance, social security and other like laws, or

     (2) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with Indebtedness or (3) in connection with the opening of commercial letters of credit naming XTRA, Inc. as an account party;


          (v) Liens on Transportation Equipment securing Lease Obligations; provided, however, that no such Lease Obligations shall arise out of the Sale and Leaseback of Transportation Equipment unless the Sale and Leaseback in question is entered into prior to, at the time of or within 180 days of the acquisition of the Transportation Equipment being sold and leased back; and provided, further, that the leasing of Transportation Equipment which has been remanufactured so that it is the substantial equivalent of new equipment shall be considered the leasing of new equipment and not of the used equipment which was remanufactured and subsequently sold and leased back; and


          (vi) Liens to secure Indebtedness and other obligations (excluding Subordinated Indebtedness) which are not referred to as permitted Liens in paragraphs (i), (ii), (iii), (iv) and (v) above; provided, however, that the aggregate principal amount of Indebtedness and other obligations secured thereby at any one time outstanding shall not exceed 10% of the Consolidated Net Worth of XTRA, Inc.;



unless prior to or simultaneously with the inception of any such Lien which is not referred to as a permitted Lien in paragraph (i), (ii), (iii), (iv), (v) or
(vi) above, XTRA, Inc. shall have executed and delivered to a Security Trustee (as hereinafter defined), a security agreement or security agreements and such other documents as the Security Trustee may reasonably request, each in form and substance satisfactory to the applicable Trustee, granting to the Security Trustee a security interest in such property subject to such Lien, such security interest to be for the equal and ratable benefit of the Holders and such other holder or holders of Indebtedness with which XTRA, Inc. has agreed to permit such holders to share in such Lien. Such security agreement or security agreements may provide, at the option of XTRA, Inc., that the security interest granted to the Security Trustee thereby shall terminate upon the termination of all other Liens for the benefit of such other holder or holders of Indebtedness. The Security Trustee shall be such Person as may be selected by XTRA, Inc. or any holder of Indebtedness to whom XTRA, Inc. has specifically granted the right to select such Security Trustee and who shall be entitled to act without qualification or who, if required, shall qualify to act as such under the Trust Indenture Act of 1939. (Section 10.8)



CERTAIN DEFINITIONS USED IN THE INDENTURES



     "Acquired Equipment Indebtedness" of a Person is defined to mean all Indebtedness (including all Lease Obligations) of the Person in question if such Indebtedness (a) is Secured Equipment Indebtedness and (b) was incurred by another Person prior to the time the Person in question acquired the Transportation Equipment or Transportation Equipment leases securing such Secured Equipment Indebtedness from such other Person or prior to the time the Person in question acquired such other Person and shall include all extensions, renewals and refinancings of such Indebtedness not in excess of the principal amount thereof outstanding immediately prior to such extension, renewal or refinancing.



     "Consolidated Net Worth" of a Person is defined to mean, at any date as of which the amount thereof shall be determined, the sum of the following amounts which would be set forth on a Consolidated balance sheet of the Person in question and its Subsidiaries at such date, determined in each case on a Consolidated basis in accordance with generally accepted accounting principles:
(a) the par value (or values stated on the books of such Person) of the capital stock of all classes of such Person other than capital stock held in the treasury of such Person, plus (b) the amount of the Consolidated surplus, whether capital or earned, of such Person and its Subsidiaries, plus (c) Subordinated Indebtedness of such Person, plus (d) 50% of the deferred income tax liability of such Person and its Subsidiaries, less (e) the amount which would be carried in the asset side of such balance sheet of such Person and its Subsidiaries in respect of goodwill, trade names, trademarks, patents, unamortized debt issuance expenses and other intangibles, less (f) any increase in the value of a fixed asset arising from a revaluation thereof after September 30, 1994.



     "Indebtedness" is defined to mean (a) the principal of all indebtedness (i) for borrowed money or (ii) for the deferred purchase price of property unless the price thereof was payable in full within 12 months from the date on which the obligation was created or (iii) evidenced by notes, bonds or other instruments, (b) all Lease Obligations and (c) all guarantees and other contingent obligations in respect of the principal of Indebtedness of others; provided, however, that Indebtedness shall not include Subordinated Indebtedness.



     "Lease Obligation" of a Person is defined to mean all rental obligations under leases of property (other than electronic data processing and computer equipment and leases of office space by such Person or its Subsidiaries) either
(a) which are Capitalized Leases, or (b) if not Capitalized Leases, which are leases of equipment which had an initial term of more than three years (including any renewal terms at the option of the lessor). The amount of Lease Obligations shall be equal to the aggregate value of rentals payable (other than rentals consisting of taxes, indemnities, maintenance items, replacements and other similar charges which are in addition to the basic financial rent for the use of the property) by the lessee thereof during the remaining term thereof, including periods of renewal at the option of the lessor, discounted to present value using the lessee's "incremental borrowing rate at the inception of the lease" in accordance with Financial Accounting Standard No. 13 of the Financial Accounting Standards Board from time to time in effect.



     "Purchase Money Equipment Indebtedness" of a Person is defined to mean all Indebtedness (excluding all Lease Obligations) of such Person which is Secured Equipment Indebtedness incurred to finance the purchase of Transportation Equipment if such Indebtedness (a) shall have been incurred within 180 days of the acquisition of such Transportation Equipment by the Person whose Purchase Money Equipment Indebtedness is being determined and (b) does not exceed in principal amount the initial cost of such Transportation Equipment and shall include all extensions, renewals and refinancings of such Indebtedness not in excess of the principal amount thereof outstanding immediately prior to such extension, renewal or refinancing. The initial cost of Transportation Equipment may include, in addition to the purchase price thereof and the purchase price of all accessories and equipment installed thereon, all freight, delivery and handling charges, excise, sales and use taxes and all other amounts which may be capitalized and included in the cost of the equipment under generally accepted accounting principles.



     "Sale and Leaseback", with respect to a Person, means any transaction with a bank, company, lender or investor providing for the leasing by such Person of any property which has been or is to be sold or transferred by such Person to such bank, company, lender or investor, or to any Person to whom funds have been or are to be advanced by such bank, company, lender or investor on the security of such property. (Section 10.7)


     "Secured Equipment Indebtedness" is defined to mean with respect to a Person all Indebtedness which is secured by any security interest, mortgage, charge, pledge, deed of trust, or other similar lien on Transportation Equipment or on leases of any such Transportation Equipment by the owner thereof and includes all Lease Obligations. Transportation Equipment which is subject to a lease or contract which is included as a Lease Obligation is deemed to secure the Indebtedness evidenced thereby.

     "Subordinated Indebtedness" is defined to mean Indebtedness of the Company, XTRA Missouri, Inc. or XTRA, Inc. which is expressly subordinated and subject in right of payment to the prior payment, in bankruptcy or in the event of a payment default on the Debt Securities or the Guarantees, in full in money or money's worth in accordance with their terms, of all principal of, premium, if any, and interest on the Debt Securities or the Guarantees, as applicable. The Subordinated Securities will constitute Subordinated Indebtedness.

     "Subsidiary" of the Company, XTRA Missouri, Inc. or XTRA, Inc. is defined to mean a corporation more than 50% of the Voting Stock of which is owned, directly or indirectly, by the Company, XTRA Missouri, Inc., XTRA, Inc. and/or one or more Subsidiaries of the Company, XTRA Missouri, Inc. or XTRA, Inc.


     "Transportation Equipment" is defined to mean containers, trucks, tractors, trailers, chassis, cranes, portable ramps, lifting equipment, railroad locomotives, railroad rolling stock, modular office units, mobile office and storage trailers and all other transportation equipment, and includes all accessories and attachments thereto. (Section 1.1)



EVENTS OF DEFAULT



     The following are Events of Default under the Indentures with respect to Debt Securities of any series: (a) failure to pay any interest on any Debt Security of that series when due, continued for 30 days, in the case of the Subordinated Securities, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (b) failure to pay principal of any Debt Security of that series when due, in the case of the Subordinated Securities, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (c) default in the deposit of any sinking fund payment, when due by the terms of the Debt Securities of that series, in the case of the Subordinated Securities, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (d) failure to perform any other covenant or breach of a warranty of XTRA, Inc., XTRA Missouri, Inc. or the Company in the applicable Indenture (other than a covenant expressly included in such Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice as provided in the respective Indentures; (e) default by the Company, XTRA Missouri, Inc. or XTRA, Inc. with respect to payment of other Indebtedness at its stated maturity or such as would permit the holder thereof to accelerate the stated maturity of such Indebtedness, in each case, in a principal amount of $10,000,000 or more if such Indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after written notice as provided in the Indentures; (f) certain events in bankruptcy, insolvency or reorganization of the Company, XTRA Missouri, Inc. or XTRA, Inc.; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 5.1) If an Event of Default with respect to Debt Securities of any series at the time outstanding shall occur and be continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Debt Securities of that series may declare the principal amount of all Debt Securities of that series (or if any Debt Securities of such series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of the Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 5.2) For information as to waiver of default, see "Modification and Waiver."



     The Indentures provide that, subject to the duty of the respective Trustees thereunder during default to act with the required standard of care, such Trustee will be under no obligation to exercise any of its rights or powers under the respective Indentures at the request or direction of any of the Holders of the Debt Securities unless they shall have offered to such Trustee reasonable indemnity. (Section 6.3) Subject to such provisions for indemnification of the Trustees, the Holders of a majority in principal amount of the Debt Securities of any series affected will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of such series. (Section 5.12)


     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the applicable Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to such Trustee to institute such proceeding as trustee, and (iii) such Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 5.7) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 5.8)



     The Guarantors and XTRA, Inc. will each be required to furnish to the Trustees annually a statement as to whether there is a default in the performance or observance of certain covenants. (Section 10.9)



DEFEASANCE



     Defeasance and Discharge. If so indicated in the applicable Prospectus Supplement with respect to the Debt Securities of a series, the Guarantors and XTRA, Inc., at their option, (i) will be discharged from any and all obligations in respect of the Debt Securities (and Guarantees) of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and to hold monies for payment in trust), or
(ii) will be released from their obligations to comply with the covenants that are specified under "Certain Covenants of XTRA, Inc., and the Guarantors" above and other covenants and obligations specified in Section 13.3 of the applicable Indenture with respect to the Debt Securities of such series, and the occurrence of an event described in clause (d) under "Events of Default" above with respect to any defeased covenant and clauses (e) and (g) of the "Events of Default" above shall no longer be an Event of Default if, in either case, the Company, XTRA Missouri, Inc. and/or XTRA, Inc. deposits with the applicable Trustee, in trust, money and/or U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each instalment of interest on the Debt Securities of such series, on the stated maturity of such payments in accordance with the terms of the applicable Indenture and the Debt Securities of such series. Money and/or U.S. Government Obligations so held in trust will not be subject to the subordination provisions described under "Subordination of Subordinated Securities." (Sections 13.2 and 13.3) Such a trust may be established only if, among other things, (i) no Event of Default or event which with the giving of notice of lapse of time, or both, would become an Event of Default under the applicable Indenture shall have occurred and be continuing on the date of such deposit, (ii) no Event of Default described under clause (f) under "Events of Default" above or event which with the giving of notice or lapse of time, or both, would become an Event of Default described under such clause (f) shall have occurred and be continuing at any time during the period ending on or prior to the 90th day following such date of deposit, and (iii) XTRA, Inc. delivers to the applicable Trustee an opinion of counsel to the effect that the Holders of the Debt Securities of such series will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred. (Section 13.4)



     In the event the Guarantors and XTRA, Inc. exercise their options to omit compliance with certain covenants and Events of Default of the applicable Indenture with respect to the Debt Securities of a series as described under clause (ii) above and the Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the applicable Trustee may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. In such a case, XTRA, Inc. and the Guarantors would remain liable for such payments.


MODIFICATION AND WAIVER



     Modifications and amendments of the respective Indentures may be made by the Guarantors, XTRA, Inc. and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series which are affected thereby and 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of all series affected thereby; provided, however, that no such modification or amendment may, without the consent of each Holder of such Debt Security affected thereby: (a) change the stated maturity of the principal of, or any instalment of principal of or interest on, any such Debt Security; (b) reduce the principal amount of or interest on any such Debt Securities; (c) change the place or currency of payment of principal of or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the amount payable upon acceleration of the Maturity of a Debt Security;
(f) in the case of the Subordinated Securities, modify the subordination provisions in a manner adverse to the Holders of the Subordinated Securities and the related Guarantees; (g) reduce the above stated percentage of Holders of Debt Securities which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults; or (h) change in any adverse way the terms of the Guarantees with respect to the payment of the principal of, premium, if any, and interest on the Debt Securities. (Section 9.2)



     The Holders of a majority in principal amount of the Outstanding Debt Securities of each series and 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of all series affected thereby may on behalf of the Holders of all Debt Securities of the series waive, insofar as the Debt Securities of that series are concerned, compliance by the Guarantors and XTRA, Inc. with certain restrictive provisions of the applicable Indenture. (Section 10.9) The Holders of a majority in principal amount of the Outstanding Debt Securities of a series may on behalf of the Holders of all Debt Securities of that series waive any past default under the applicable Indenture with respect to that series of Debt Securities, except a default in the payment of the principal of, premium, if any, or interest on any Debt Security of the series or in respect of any provision which under the applicable Indenture cannot be modified or amended without the consent of the Holder of each Debt Security of that series affected. (Section 5.13)



     The Indentures provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under the applicable Indenture as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security, and (iii) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security (or, in the case of a Debt Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 13.2, will not be deemed to be Outstanding. (Section 1.1)


     Except in certain limited circumstances, XTRA, Inc. will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the applicable Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by the Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by XTRA, Inc. (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 1.4)



CONSOLIDATION, MERGER AND SALE OF ASSETS



     Each of XTRA, Inc., XTRA Missouri, Inc. and the Company, without the consent of any Holders of Debt Securities, may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person, and any other Person may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, XTRA, Inc., XTRA Missouri, Inc. or the Company, provided that (i) the Person (if other than XTRA, Inc., XTRA Missouri, Inc. or the Company) formed by such consolidation or into which XTRA, Inc., XTRA Missouri, Inc. or the Company is merged or which acquires or leases the assets of XTRA, Inc., XTRA Missouri, Inc. or the Company substantially as an entirety is a corporation, partnership or trust organized and validly existing under the laws of any United States jurisdiction and assumes XTRA, Inc.'s, XTRA Missouri, Inc.'s or the Company's obligations on the Debt Securities or the Guarantees, as the case may be, and under the Indentures,
(ii) after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) certain other conditions are met. (Article Eight)



NOTICES



     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections
1.1 and 1.6)



TITLE



     XTRA, Inc., the Guarantors, the Trustees and any agent of XTRA, Inc., the Guarantors or the Trustees may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 3.8)



GOVERNING LAW



     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 1.12)



CONCERNING THE TRUSTEES



     The Indentures contain certain limitations on the right of the Trustees, should they become a creditor of XTRA, Inc. or the Guarantors, to obtain payment of claims in certain cases, or to realize for their own account on certain property received in respect of any such claim as security or otherwise. (Section 6.13) The Trustees will be permitted to engage in certain other transactions; however, if they acquire any conflicting interest and there is a default under the Debt Securities, they must eliminate such conflict or resign. (Section 6.8)


               DESCRIPTION OF PREFERRED STOCK OF XTRA CORPORATION

     The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any series of the Preferred Stock offered by any Prospectus Supplement will be described in such Prospectus Supplement. The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Restated Certificate of Incorporation and By-laws, including the definitions therein of certain terms, and the certificate of designations (each a "Certificate of Designations") relating to each series of the Preferred Stock that will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of the Preferred Stock. Copies of the Restated Certificate of Incorporation and the By-laws are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is part.


GENERAL



     Under the Company's Restated Certificate of Incorporation, the Company is authorized to issue up to 3,000,000 shares of Preferred Stock, in one or more series, with such designations, voting powers, preferences and relative participating, optional or other special rights, and with such qualifications, limitations or restrictions thereon, as may be stated or expressed in resolutions providing for the creation and issuance thereof adopted by the Board of Directors of the Company. Thus, without stockholder approval, the Board of Directors could authorize the issuance of Preferred Stock with voting, conversion and other rights that could dilute the voting power and other rights of the holders of Common Stock. No Preferred Stock is currently outstanding.



     The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below, unless otherwise provided in a Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered hereby for specific terms, including: (i) the designation and stated value per share of such Preferred Stock and the number of shares offered; (ii) the amount of liquidation preference per share; (iii) the initial public offering price at which such Preferred Stock will be issued; (iv) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (v) any redemption or sinking fund provisions; (vi) any conversion rights; and (vii) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.


     The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. Unless otherwise provided in the applicable Prospectus Supplement, each series of the Preferred Stock will rank on a parity as to the payment of dividends and amounts upon dissolution, liquidation or winding up of the Company. The rights of the holders of each series of the Preferred Stock will be subordinate to those of the Company's general creditors.


DIVIDEND RIGHTS


     Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds of the Company legally available therefor, cash dividends on such dates and at such rates as are set forth in, or as are determined by the method described in, the Prospectus Supplement relating to such series of the Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company on such record dates, fixed by the Board of Directors of the Company, as specified in the Prospectus Supplement relating to such series of Preferred Stock.

     Such dividends may be cumulative or noncumulative, as provided in the Prospectus Supplement relating to such series of Preferred Stock. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of Preferred Stock for which dividends are cumulative will accrue from the date on which the Company initially issues shares of such series or such other dates as may be set forth in the applicable Prospectus Supplement.


     Unless otherwise specified in the applicable Prospectus Supplement, so long as the shares of any series of the Preferred Stock are outstanding, unless (i) full dividends (including, if such Preferred Stock is cumulative, dividends for prior dividend periods) have been paid or declared and set apart for payment on all outstanding shares of the Preferred Stock of such series (other than Junior Stock, as defined below) and (ii) the Company is not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous fund for, any shares of Preferred Stock of such series (other than Junior Stock), the Company may not declare any dividends on any shares of Common Stock of the Company or any other stock of the Company ranking as to the payment of dividends or amounts upon dissolution, liquidation or winding up of the Company junior to such series of Preferred Stock (the Common Stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of Junior Stock or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Company, other than Junior Stock that is neither convertible into, nor exchangeable or exercisable for, any securities of the Company other than Junior Stock and other than as a result of the reclassification of Junior Stock.



LIQUIDATION PREFERENCES


     Unless otherwise specified in the applicable Prospectus Supplement, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of a series of Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to the holders of Junior Stock, the amount set forth in the Prospectus Supplement relating to such series of the Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other shares of preferred stock of the Company (including any other series of the Preferred Stock) ranking as to the payment of amounts upon the dissolution, liquidation or winding up of the Company on a parity with such series of the Preferred Stock are not paid in full, the holders of the Preferred Stock of such series and of such other shares of preferred stock of the Company will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Preferred Stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, the holders of each such series of the Preferred Stock will be entitled to no further participation in any distribution of assets by the Company.


REDEMPTION


     A series of the Preferred Stock may be redeemable, in whole or from time to time in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series. Shares of the Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of preferred stock of the Company.

     In the event that fewer than all of the outstanding shares of a series of the Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by the Company or by any other method as may be determined by the Company in its sole discretion to be equitable. From and after the redemption date (unless default is made by the Company in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any) dividends will cease to accumulate on the shares of the Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) will cease.

     Unless otherwise specified in the applicable Prospectus Supplement, so long as any dividends on shares of any series of the Preferred Stock or any other series of preferred stock of the Company ranking on a parity as to payment of dividends and amounts upon the liquidation, dissolution or winding up of the Company with such series of the Preferred Stock are in arrears, no shares of any such series of the Preferred Stock or such other series of preferred stock of the Company will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and the Company will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.


CONVERSION RIGHTS


     The terms, if any, on which shares of Preferred Stock of any series may be exchanged for or converted (mandatorily or otherwise) into shares of Common Stock or another series of Preferred Stock will be set forth in the Prospectus Supplement relating thereto.


VOTING RIGHTS


     Except as indicated in a Prospectus Supplement relating to a particular series of the Preferred Stock, or except as required by applicable Delaware law or in the Company's Restated Certificate of Incorporation or as described below, the holders of the Preferred Stock will not be entitled to vote for any purpose.

     Unless otherwise specified in the related Prospectus Supplement, if cumulative accrued dividends on any Preferred Stock have not been paid in an aggregate amount equal to or greater than six quarterly dividends on such shares, the Board of Directors shall increase by two the number of directors (and if necessary amend the By-laws therefor) and the holders of the Preferred Stock, voting as a single class, will be entitled to elect such additional two directors to the Board of Directors until all such dividends in default have been paid in full.


TRANSFER AGENT AND REGISTRAR



     Unless otherwise indicated in a Prospectus Supplement relating thereto, The First National Bank of Boston will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the Preferred Stock. See "Description of Common Stock of XTRA
Corporation -- General."


                DESCRIPTION OF COMMON STOCK OF XTRA CORPORATION

     The following description of the terms of the Common Stock sets forth certain general terms and provisions of the Common Stock to which any Prospectus Supplement may relate. The description of certain provisions of the Common Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Restated Certificate of Incorporation and By-laws, including the definitions therein of certain terms. Copies of the Restated Certificate of Incorporation and the By-laws are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is part.


GENERAL


     The Company's Restated Certificate of Incorporation authorizes the issuance of up to 30,000,000 shares of Common Stock, par value $.50 per share, of which 16,325,867 shares have been issued and were outstanding as of December 31, 1995. The Common Stock of the Company is listed on the New York Stock Exchange and the additional shares of Common Stock that may be offered hereby will be listed, subject to notice of issuance, on such exchange.


     The Transfer Agent and Registrar for the Company's Common Stock is The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts 02110. In New York City, the Common Stock may be presented for transfer at the office of BancBoston Trust Company of New York, One Exchange Plaza, 3rd Floor, 55 Broadway, New York, New York 10006.


     Each holder of Common Stock is entitled to one vote for each share held. Holders of Common Stock do not have preemptive rights and are not entitled to cumulative voting in the election of Directors. All outstanding shares of Common Stock are, and the shares of Common Stock that may be offered hereby when issued will be, fully paid and non-assessable. The Board of Directors is authorized to issue from time to time all of the authorized but unissued shares of Common Stock.

     In case of any liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata in the distribution of all assets of the Company remaining after the holders of any series of Preferred Stock have been paid the preference designated for such shares.

     Subject to the senior rights of any Preferred Stock, the holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors and paid by the Company from funds legally available therefor. The Company's source of funds for the payment of cash dividends is advances and dividends from its subsidiary, XTRA Missouri, Inc. XTRA Missouri's source of funds for the payment of cash dividends is advances and dividends from its subsidiary, XTRA, Inc. Several of the Company's loan agreements contain restrictions on the payment of cash dividends by the Company and XTRA Missouri, Inc., including limitations restricting dividends to a fixed amount plus consolidated net income of the Company earned since a date specified in the relevant agreement. In addition, such loan agreements restrict the payment of advances and dividends to XTRA Missouri, Inc. from its subsidiary, XTRA, Inc.


CERTAIN OTHER PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION


     Delaware law permits a corporation to eliminate the personal liability of its directors to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided by Delaware law.

     As permitted by Delaware law, the Company's Restated Certificate of Incorporation does not permit stockholder action by written consent. The affirmative vote of the holders of at least 80% of the Company's then outstanding Common Stock is required to amend, alter or repeal this provision.


     The Company's By-laws provide that stockholder nominations of candidates for election as directors and other stockholder proposals generally must be received by the Secretary of the Company not less than 60 nor more than 90 days prior to the applicable stockholders' meeting.

     The Company is subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, this statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within the prior three years did own) 15% or more of the corporation's voting stock.



HOLDING COMPANY STATUS



     Because each of the Company and XTRA Missouri is a holding company, the right of the Company or XTRA Missouri to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization (and thus the ability of the Company's stockholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that the Company or XTRA Missouri itself may be a creditor of that subsidiary with recognized claims. In addition, XTRA, Inc. conducts its leasing business primarily through fleet management agreements with its subsidiaries, which accounted for 14% of XTRA, Inc.'s consolidated assets at September 30, 1995 and for 93% of its consolidated revenues for fiscal 1995. The right of XTRA, Inc. to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization (and thus the ability of the Company's stockholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that XTRA, Inc. itself may be a creditor of that subsidiary with recognized claims. See, "The Company" for the right of XTRA, Inc. to terminate the fleet management agreements.



                              PLAN OF DISTRIBUTION



     The Company and/or XTRA, Inc. may sell Securities to or through underwriters or to dealers acting as principals for their own account and also may sell Securities directly to other purchasers or through agents. The Company and XTRA, Inc. reserve the right to sell Securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.



     Underwriters may offer and sell the Securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company or XTRA, Inc. also may, from time to time, authorize dealers, acting as the Company's or XTRA, Inc.'s agents, as the case may be, to offer and sell the Securities upon such terms and conditions as set forth in the related Prospectus Supplement. In connection with the sale of the Securities, underwriters may receive compensation from the Company or XTRA, Inc. in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.



     Any underwriting compensation paid by the Company or XTRA, Inc. to underwriters or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the related Prospectus Supplement. Dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company and/or XTRA, Inc., to indemnification against and contribution towards certain civil liabilities.



     If so indicated in a Prospectus Supplement, the Company and/or XTRA, Inc. will authorize underwriters or other persons acting as the Company's and/or XTRA, Inc.'s agents to solicit offers by certain institutions to purchase Securities from the Company and/or XTRA, Inc. pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company and/or XTRA, Inc. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.



     Any Securities issued hereunder (other than Common Stock) will be new issues of securities with no established trading market. Neither the Company nor XTRA, Inc. currently intends to apply for the listing of any Securities (other than the Common Stock) on any national securities exchange. No assurance can be given as to the liquidity of the trading market for any such Securities.



     Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for XTRA, Inc. or the Company in the ordinary course of business.


                             VALIDITY OF SECURITIES


     The validity of the Securities offered hereby will be passed upon for XTRA, Inc., XTRA Missouri, Inc. and the Company by Ropes & Gray, One International Place, Boston, Massachusetts 02110, and for any underwriter or agent by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004.


                                    EXPERTS


     The audited consolidated financial statements and schedules of the Company incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.



     The audited consolidated financial statements of Matson Leasing Company, Inc. for the years ended December 31, 1994 and 1993 incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated June 20, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as indicated in their report dated January 27, 1995 (except for Note 12, as to which the date is June 15, 1995) with respect thereto, which is incorporated herein by reference. Such consolidated financial statements of Matson Leasing Company, Inc. have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE PROSPECTUS NOR THIS PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCE IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER OR HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY, XTRA MISSOURI OR XTRA, INC. SINCE THE DATE THEREOF OR HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE THEREIN OR HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS RESPECTIVE DATE.

                            ------------------------


                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                        PAGE
                                       ------
Series C Medium-Term Notes.............    S-2
Supplemental Plan of Distribution......   S-13
Validity of Notes......................   S-13
                 PROSPECTUS
Available Information..................      2
Incorporation of Certain Documents
  by Reference.........................      2
The Company............................      3
Use of Proceeds........................      3
Consolidated Ratios of Earnings to
  Fixed Charges and Consolidated Ratio
  of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends........      4
Description of Debt Securities of
  XTRA, Inc............................      4
Description of Preferred Stock of
  XTRA Corporation.....................     15
Description of Common Stock of
  XTRA Corporation.....................     18
Plan of Distribution...................     20
Validity of Securities.................     21
Experts................................     21



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                                  $742,000,000

                                   XTRA, INC.
                                    SERIES C
                               MEDIUM-TERM NOTES
                                GUARANTEED AS TO
                         PAYMENT OF PRINCIPAL, PREMIUM,
                            IF ANY, AND INTEREST BY

                                XTRA CORPORATION
                                      AND
                              XTRA MISSOURI, INC.




                               ------------------

                             PROSPECTUS SUPPLEMENT

                               ------------------




                              GOLDMAN, SACHS & CO.
                            SCHRODER WERTHEIM & CO.
                               SMITH BARNEY INC.




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